UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM C-AR

ANNUAL REPORT PURSUANT TO REGULATION CROWDFUNDING

For the fiscal year ended June 30, 2024

Sparx Holdings Group, Inc.
(Exact name of issuer as specified in its charter)

Nevada	92-3402117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1800D Mineral Spring Avenue, #164

North Providence, RI 02904

(Issuer Mailing Address)

401-830-9878

(Issuer’s telephone number, including area code)

www.sparx-fire.com

(Website Of Issuer)

Series A Preferred Stock

(Title of each class of securities issued pursuant to Regulation Crowdfunding)

pART II

Sparx Holdings Group, Inc.

This Form C-AR (including the cover page and all exhibits attached hereto, the “Form C-AR”) is being furnished by Sparx Holdings Group, Inc. (the “Company”) for the sole purpose of providing certain information about the Company. In this Form C-AR, the terms “Sparx”, “Sparx Holdings”, “Sparx Holdings Group”, “we”, “us”, “our” or “the Company” refers to Sparx Holdings Group, Inc., a Nevada Corporation. Our physical address is 1180 Narragansett Boulevard, Cranston, RI 02905. Our CF offering is conducted through Netcapital Funding Portal Inc., an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. For inquiries related to Regulation CF securities activity, contact Netcapital Funding Portal Inc.

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold pursuant to Regulation CF by the Company or another party, or 5) the liquidation or dissolution of the Company.

FORWARD-LOOKING STATEMENTS

The following information contains certain forward-looking statements. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may,” “could,” “expect,” “estimate,” “believe”, “anticipate,” “plan,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guarantee, or warranty is to be inferred from those forward-looking statements.

Risk Factors.

Management Discussion of Material factors that make an investment in Sparx Holdings Group, Inc. speculative or risky:

1. Our operations are focused on advancing our fire suppression technology into a working prototype. We have no revenue and nominal cash which makes it difficult to accurately evaluate our business prospects. We have limited assets and no operating revenue to date. We plan to continue efforts to build a working prototype by the end of the year, but it will be some time before we are in a position to begin producing or delivering our first fire sprinkler products. The likelihood of success must be considered in light of the expenses, complications, and delays frequently encountered with the start-up of new businesses and the competitive environment in which start-up companies operate.

2. We may experience significant delays or other complications in the design, manufacture and launch of our fire sprinklers and fire protection products which could harm our brand, business, prospects, financial condition and operating results. We may experience significant delays or other complications in bringing our fire sprinklers and fire protection products to market. Any significant delays or other complications in the development, manufacture and/or launch of our battery-powered wireless fire sprinkler system or future products, including, but not limited to, complications associated with launching our production or supply chain, or regulatory approvals, could materially damage our brand, business, prospects, financial condition and operating results.

3. We face significant barriers in our attempt to produce our fire sprinklers and fire protection products, and if we cannot successfully overcome those barriers, our business will be negatively impacted. We face significant barriers as we attempt to produce our first fire sprinkler system. We do not yet have any fully completed system prepared for mass production, we do not have a final design, a manufacturing facility or manufacturing processes. We will need to contract with external manufacturers to manufacture our products and certain components. In addition, the fire sprinkler industry has traditionally been characterized by significant barriers to entry, including large capital requirements, investment costs for testing and gaining certifications, listings, and/or approvals, regulatory requirements, establishing a brand name and image, and the need to establish sales and service locations. We must successfully overcome these and other manufacturing and regulatory barriers to be successful.

4. Our long-term success will be dependent upon our ability to achieve market acceptance of our fire sprinklers and fire protection products, and any subsequent new products. There is no guarantee that our fire sprinklers and fire protection products or any of our future products will be successfully accepted by the general public. There is no guarantee that demand for our fire sprinklers and fire protection products will meet our expectations.

5. We may face additional competition. While the principals of the Company have been engaged in developing fire sprinkler products employing innovative technologies, we have not deployed largescale commercial measurement-to-monetization operations such as those that the Company plans to undertake. While we are not aware of other companies that are developing similar technology on a commercial scale similar to the commercial scale we intend to achieve, new competitors may gain traction in the United States and abroad and potentially compete with our technology and services. These or new competitors may have more resources than us or may be better capitalized, which may give them a significant advantage, for example, in offering better pricing than the Company, surviving an economic downturn or in reaching profitability. We cannot assure you that we will be able to compete successfully against existing or emerging competitors.

6. We may need to defend ourselves against patent or other intellectual property infringement claims, which may be time-consuming and would cause us to incur substantial costs. Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our fire sprinklers and fire protection products or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to do one or more of the following: Cease selling, incorporating certain components into, or offering goods or services that incorporate or use the challenged intellectual property; · pay substantial damages; · seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all; · redesign our fire sprinklers and fire protection products or certain components; or · establish and maintain alternative branding for our products and services. We may also need to file lawsuits to protect our own intellectual property rights from infringement from third parties, which lawsuits could be expensive, time consuming and distract management’s attention from our core operations.

7. We may not be able to protect our respective intellectual property rights throughout the world. Filing, prosecuting and defending patents on all of our ideas and products throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not yet obtained patent protection to develop their own products and, further, may be able to export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued patents, and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents or other intellectual property protection, which could make it difficult for us to stop the infringement of any patents we obtain or the marketing of competing products in violation of our proprietary rights generally. As a result, proceedings to enforce our patent rights in certain foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business and could be unsuccessful.

8. We are unable to accurately predict the quantity of testing that our products will be subject to until we start engaging agencies capable of providing us with testing, listings, certifications, and/or approvals. In order to gain market share and acceptance in the fire sprinkler and fire protection industries, we will need to test our products with renowned and trusted agencies such as UL Solutions (UL) or FM Global (FM). Our technology is relatively new in the fire suppression industry and as a result, our technology may be considered outside the scope of clearly defined testing standards that currently exist in the fire sprinkler industry. Agencies may need to evaluate the products we intend to commercialize and may decide, recommend, or require specific tests to be conducted on our products in order for us to gain necessary listings, certifications, and/or approvals for our products. Until we engage agencies with a viable, working product, there is uncertainty in the amount and rigor of testing that will be required to commercialize our products in specific markets, and as a result, there is some uncertainty in regards to our testing expenses.

9. We cannot guarantee that our products will pass or perform adequately in agency testing. While we plan to perform extensive internal testing through design verification and validation for our products before we spend funds on agency testing, certifications, listings, and/or approvals, we cannot guarantee that our fire sprinklers and fire protection products will pass or achieve adequate results on each and every agency test. Design modifications may need to be made if we fail or do not perform adequately on a test, and we may need to re-conduct tests which could cause us to incur significant costs. If we cannot pass or achieve adequate results on agency testing, our ability to commercialize our products and our financial condition, operating results, and business prospects will be harmed.

10. Our products may require agency testing that we cannot perform internally or simulate effectively. Agency testing for fire sprinklers and fire protection products often requires large-scale fire testing and other tests which are extremely expensive and difficult to perform given facilities restrictions, cost restrictions, and the ability to obtain permits and appropriate legal authorizations to conduct such testing. We intend to simulate and/or conduct modeling for tests that cannot be performed internally to understand how our products will behave in such agency testing. Because we may not be able to perform all required agency testing, our results and outcomes during agency testing may be unpredictable. Failing test results or inadequate performance may prompt us to make design modifications and we may need to re-conduct tests which could cause us to incur significant costs. If we cannot pass or achieve adequate results on agency testing, our ability to commercialize our products and our financial condition, operating results, and business prospects will be harmed.

11. Our products serve to optimize the performance of traditional fire sprinklers and should traditional fire sprinkler companies impede our ability to interface with their products through prevention of a partnership or sale, our capacity to produce our intended products may be adversely affected. Our business strategy involves establishing mutually beneficial partnerships with traditional fire sprinkler companies to incorporate their products in tandem with our technology. If we encounter obstacles in cultivating these partnerships, our ability to secure listings, certifications, and approvals for our products, as well as fostering industry recognition and garnering sales among customer could be impeded.

12. If we are unable to adequately control the costs associated with operating our business, including our costs of manufacturing and sales, our business, financial condition, operating results and prospects will suffer. If we are unable to maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our fire sprinklers and fire protection products relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments for the design, manufacture, sale and the servicing of our fire sprinklers and fire protection products. There can be no assurances that our costs of producing and delivering our products will be less than the revenue we generate from sales at the time of the launch of our first fire sprinkler system or that we will ever achieve a positive gross margin on sales of any specific fire sprinkler or fire protection product. We will incur significant costs related to contracting for the manufacture of our products, procuring the materials required to manufacture our products, assembling our products and compensating our personnel and consultants. Many of the factors that impact our operating costs are beyond our control. For example, the costs of our raw materials and components could increase due to shortages if global demand for these materials and components increases. In addition, we may experience increases in the cost or a sustained interruption in the supply or shortage of materials. Any such cost increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed.

13. If our fire sprinklers and fire protection products fail to perform as expected, we may have to recall our products and our ability to develop, market and sell our products could be harmed. Our products may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. While we intend to perform extensive internal and external testing, we will have a limited frame of reference by which to evaluate the performance of our fire sprinklers and fire protection products. There can be no assurances that we will not be required to recall products in the future. There can be no assurance that we will be able to detect and fix any defects in the products prior to their sale to consumers. In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our fire sprinklers or fire protection products or their components prove to be defective. Any product defects or any other failure of our fire sprinklers or fire protection products to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

14. If we are unable to address the inspection, test, and maintenance requirements of our future customers our business will be materially and adversely affected. If we are unable to successfully address the inspection, test, and maintenance requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the inspection, test, and maintenance we provide our customers will have a direct impact on the success of our future fire sprinklers and fire protection products. If we are unable to satisfactorily inspect, test, and maintain our products for our customers and per industry codes and standards, our ability to generate customer loyalty, grow our business and sell additional products could be impaired.

15. We will be dependent on our suppliers, some of which may be single or limited source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components of our fire sprinklers and fire protection products at prices and volumes acceptable to us could have a material adverse effect on our business, prospects and operating results. In addition, we have not yet established relationships with suppliers for all of our components. While we believe that we will be able to establish necessary supply relationships as well as alternate supply relationships, we may be unable to do so at prices or costs that are favorable to us. The inability to secure necessary suppliers or the future loss of any suppliers or any disruption in the supply of components from these suppliers could lead to delays in product deliveries to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

16. We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims. The risk of product liability claims, product recalls, and associated adverse publicity is inherent in the manufacturing, marketing, and sale of fire sprinklers and fire protection products. We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The fire sprinkler and fire protection product industries experiences significant product liability claims and we face inherent risk of exposure to claims in the event our products do not perform as expected or malfunction resulting in personal injury or death. A successful product liability claim against us could require us to pay a substantial monetary award. In addition, a product liability claim could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future fire sprinklers and fire protection product candidates which would have material adverse effect on our brand, business, prospects and operating results. Any lawsuit, regardless of its merit, may have a material adverse effect on our reputation, business and financial condition.

17. Our long-term success will be dependent upon our ability to raise capital and achieve market acceptance of our technology, and any subsequent modification. We may not raise enough capital to carry out our business plan. There is no guarantee that our mesh network wireless fire suppression system will be successfully accepted by the regulatory agencies or by commercial building owners/ tenants whom we seek to market our products to.

18. We depend on our CEO, Cassandra DeNunzio, who has significant experience in fire suppression technology. Our future success depends on our CEO, Ms. Cassandra DeNunzio. Ms. DeNunzio has significant experience in fire suppression technology and a Master of Science in electrical engineering. If Ms. DeNunzio leaves the Company, it would have a serious adverse effect on us, and you could lose some or all of your investment.

19. Termination of Licensing Agreement. On August 29, 2022, we entered into and consummated a Patent License Agreement (“Agreement”) with Sparx Technologies, LLC, a limited liability company (“Licensor”). Licensor is solely owned and controlled by Ms. Cassandra DeNunzio, our CEO. Ms. DeNunzio is the sole and first named inventor under a provisional patent application with a Serial No. 63/304,302 filed with the United States Patent Office (“USPTO”) on January 28, 2022, relating to the fire protection industry and particularly a commercially available battery-operated wireless electronic fire sprinkler network. Our patent licensing agreement with Sparx Technologies, LLC may be terminated at any time solely by Sparx Technologies, LLC, which is a company solely controlled by our CEO Cassandra DeNunzio for any reason, with or without cause, and without any payment or liability to us with immediate effect by notice given in writing via email or certified mail. If, in the event Sparx Technologies, LLC should decide to terminate the Agreement for any reason, we will no longer have a business plan or operations. The result would have a serious adverse effect on us, and you could lose your entire investment.

20. Our auditor has issued a “going concern” opinion. Our auditor has issued a “going concern” opinion on our financial statements, which means that the auditor is not sure if we will be able to succeed as a business without additional financing. To date, we have not generated revenues from our anticipated principal operations and have sustained losses since inception. Because losses will continue until such time that we can complete the design of our prototype, fire test our technology with regulatory agencies, establish relationships with manufacturing facilities to build and integrate our technology with traditional sprinkler heads, and other sprinkler components, and begin selling our Sparx™ Smart Sprinkler System, and because we have no committed source of financing, we rely on financing to support our operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued. Throughout 2024, we intend to fund our operations through the sale of our securities to third parties and related parties. If we cannot raise additional capital, we may consume all the cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to us. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition, and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

21. Limited Liquidity. Our common stock is quoted in the OTC Markets under the ticker symbol SHGI. Our shares are thinly traded meaning our shares cannot be easily purchased or sold and have a low volume of shares trading per day which can lead to volatile changes in price per share.

22. Subsequent Financing Terms of subsequent financings may adversely impact your investment. We may need to engage in common equity, debt, or preferred stock financing in the future. Interest on debt securities could increase costs and negatively impact operating results. Future financing may also result in the dilution of your initial investment. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. Each of these factors may result in an adverse impact on your investment.

23. The majority of our stock is controlled by Jeffrey DeNunzio and Cassandra DeNunzio, directly and indirectly. We have no stockholder(s) aside from Jeffrey and Cassandra DeNunzio holding 20% or more of the voting power of the Company. Jeffrey DeNunzio and Cassandra DeNunzio are able to approve or disapprove of any and all major decisions regarding the Company. All other stockholders of the Company are minority stockholders and are unable to influence by means of voting power, material corporate decisions. Jeffrey DeNunzio and Cassandra DeNunzio may make decisions with which you disagree, or that negatively affect the value of your securities in the Company, and you will have no recourse to change these decisions. Your interests may conflict with those of Jeffrey DeNunzio and Cassandra DeNunzio and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to you. For example, although there are no current plans to do so, Jeffrey and Cassandra DeNunzio may file restated articles, file amendments, alter the terms of securities, and even force out minority holders of securities. Jeffrey DeNunzio and Cassandra DeNunzio may also have access to more information than you, leaving you at a disadvantage with respect to any decisions regarding the securities Jeffrey or Cassandra DeNunzio owns. Jeffrey DeNunzio and Cassandra DeNunzio may also elect to conduct future offerings for financing that may adversely affect your original investment in the Company by means of dilution or other factors.

24. Sparx Holdings Group, Inc.’s common stock is quoted on OTC Markets’ Pink Open Market under the ticker symbol SHGI. There is currently a limited trading market in the Company’s shares of common stock. Generally speaking, our shares of common stock are, and have been thinly traded, meaning our shares cannot be easily purchased or sold and have a low volume of shares trading per day which can lead to volatile changes in price per share. Please note that Series A Convertible Preferred Shares of the Company purchased on Netcapital under Regulation Crowdfunding generally cannot be resold for one year, subject to certain limited exceptions. You should not expect to be able to trade shares purchased on Netcapital on OTC Markets or otherwise for a period of at least one year.

25. There is no guarantee that shares of the Series A Convertible Preferred Stock will convert into common stock or trade on OTC Markets or any other secondary market.

26. On March 31, 2023, we filed a Form 1-A Offering Statement that was subsequently qualified by the SEC on April 11, 2023 to conduct a Tier 2 Regulation A Offering. We filed a final offering circular with the SEC on May 11, 2023. Through its Regulation Offering, the Company is offering up to a maximum of 100,000,0000 shares of its common stock, including shares to be sold by selling stockholders on a “best efforts” basis. All shares sold pursuant to the Regulation A Offering will be sold at a fixed price of $0.02 per share of common stock. The minimum purchase per investor in the Reg A Offering is $500 (25,000 shares of common stock). The Regulation Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion. For more information about the Company’s Regulation A Offering, please visit its investor relations page at https://www.sparxfire.com/investor-relations or review its offering circular and related filings on https://sec.gov. Please note that shares of the Company offered on Netcapital under Regulation Crowdfunding have different terms than shares of the Company offered outside of Netcapital under Regulation A. Notably, any shares of the Company purchased on Netcapital will likely be subject to a one-year holding period during which the shares cannot be quoted on any secondary market, (including OTC Markets) or otherwise sold, whereas the shares registered in the Reg A Offering are freely transferable (unless such shares are purchased by “affiliates”).

27. This annual report contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons. This annual report includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

28. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. You should not rely on the fact that our Form C, and if applicable Form D is accessible through the U.S. Securities and Exchange Commission’s EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering.

29. Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company. The securities offered have not been registered under the Securities Act of 1933 (the "Securities Act"), in reliance on exemptive provisions of the Securities Act. Similar reliance has been placed on apparently available exemptions from securities registration or qualification requirements under applicable state securities laws. No assurance can be given that any offering currently qualifies or will continue to qualify under one or more of such exemptive provisions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings in the past or in the future, or a change of any securities law or regulation that has retroactive effect. If, and to the extent that, claims or suits for rescission are brought and successfully concluded for failure to register any offering or other offerings or for acts or omissions constituting offenses under the Securities Act, the Securities Exchange Act of 1934, or applicable state securities laws, the Company could be materially adversely affected, jeopardizing the Company's ability to operate successfully. Furthermore, the human and capital resources of the Company could be adversely affected by the need to defend actions under these laws, even if the Company is ultimately successful in its defense.

30. The Company has the right to extend the Offering Deadline, conduct multiple closings, or end the Offering early. The Company may extend the Offering Deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering Deadline stated herein is reached. While you have the right to cancel your investment up to 48 hours before an Offering Deadline, if you choose to not cancel your investment, your investment will not be accruing interest during this time and will simply be held until such time as the new Offering Deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you. If the Company reaches the target offering amount prior to the Offering Deadline, they may conduct the first of multiple closings of the Offering prior to the Offering Deadline, provided that the Company gives notice to the investors of the closing at least five business days prior to the closing (absent a material change that would require an extension of the Offering and reconfirmation of the investment commitment). Thereafter, the Company may conduct additional closings until the Offering Deadline. The Company may also end the Offering early; if the Offering reaches its target offering amount after 21-calendar days but before the deadline, the Company can end the Offering with 5 business days’ notice. This means your failure to participate in the Offering in a timely manner, may prevent you from being able to participate – it also means the Company may limit the amount of capital it can raise during the Offering by ending it early.

31. The Company's management may have broad discretion in how the Company uses the net proceeds of the Offering. Despite that the Company has agreed to a specific use of the proceeds from the Offering, the Company's management will have considerable discretion over the allocation of proceeds from the Offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

32. The Securities issued by the Company will not be freely tradable until one year from the initial purchase date. Although the Securities may be tradable under federal securities law, state securities regulations may apply, and each Investor should consult with his or her attorney. You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the Securities. Because the Securities offered in this Offering have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Securities have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the shares of Securities may also adversely affect the price that you might be able to obtain for the shares of Securities in a private sale. Investors should be aware of the long-term nature of their investment in the Company. Investors in this Offering will be required to represent that they are purchasing the Securities for their own account, for investment purposes and not with a view to resale or distribution thereof.

33. Investors will not be entitled to any inspection or information rights other than those required by Regulation CF. Investors will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by Regulation CF. Other security holders of the Company may have such rights. Regulation CF requires only the provision of an annual report on Form C and no additional information – there are numerous methods by which the Company can terminate annual report obligations, resulting in no information rights, contractual, statutory or otherwise, owed to Investors. This lack of information could put Investors at a disadvantage in general and with respect to other security holders.

34. The shares of Securities acquired upon the Offering may be significantly diluted as a consequence of subsequent financings. Company equity securities will be subject to dilution. Company intends to issue additional equity to future employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence, holders of Securities will be subject to dilution in an unpredictable amount. Such dilution may reduce the purchaser’s economic interests in the Company.

35. The amount of additional financing needed by Company will depend upon several contingencies not foreseen at the time of this Offering. Each such round of financing (whether from the Company or other investors) is typically intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds are not sufficient, Company may have to raise additional capital at a price unfavorable to the existing investors. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain such financing on favorable terms could dilute or otherwise severely impair the value of the investor’s Company securities.

36. There is no present public market for these Securities and we have arbitrarily set the price. The offering price was not established in a competitive market. We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

37. In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company’s current business plan. Each prospective Investor is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

38. THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS OFFERING STATEMENT AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

Description of Issuer’s Securities offered under Regulation Crowdfunding.

We are selling Series A Convertible Preferred Stock in this offering. All outstanding shares of Series A Convertible Preferred Stock will automatically convert into shares of Common Stock of Sparx Holdings Group, Inc., quoted and traded on OTC Pink Market tier under the ticker symbol SHGI on the first OTC Market Trading Day as defined below, Three Hundred Sixty-Six (366) days after the end of close of Regulation Crowdfunding offering(s) conducted by a crowdfunding intermediary registered with the Securities and Exchange Commission as a broker or funding portal. We may conduct multiple closings. Securities will be issued in book-entry with each closing. Each share of Series A Convertible Preferred Stock will automatically convert into an equivalent dollar amount of Common Stock in book-entry form on the following basis: 65% multiplied by the five-day volume weighted average price representing a discount rate of 35%. The daily VWAP will be calculated by adding up the dollars traded for every transaction executed as published in OTC Markets Pink Sheets (price multiplied by number of shares traded) and dividing it by the total number of shares traded for the day. The final calculated Five-Day Average VWAP will be determined by averaging (taking the arithmetic mean of) the daily volume-weighted average price of Holder’s stock as published on OTC Markets Pink Sheets for each of the last full five trading days ending on and including the last trading day preceding the date of conversion. Trading day shall mean any day on which a minimum of 10,000 shares of Common Stock of SHGI (“Required Minimum Shares”) is traded on the OTC Markets or other securities market on which the Common Stock is then being traded. (“Trading Day”). If, in the event the Required Minimum Shares is not met on any given Trading Day, then the next transactional Trading Day will substitute as a Trading Day of the Five-Day Average VWAP. If the final Five- Day Average VWAP cannot be calculated in the manner provided above, then the fair market value as reasonably determined by the Company will be applied. Please see Our Certificate of Designation of our Series A Convertible Preferred Stock.

Options, Warrants and Other Rights.

None. There are no warrants, options or other convertible instruments outstanding. The Company currently has a Reg A+ offering that is live. Any shares issued through that offering would dilute your equity.

Restrictions On Transfer.

The Series A Preferred stock sold in the Regulation CF offering, may not be transferred by any purchaser, for a period of one-year beginning when the securities were issued, unless such securities are transferred: (1) to the Company; (2) to an accredited investor; (3) as part of an offering registered with the SEC; or (4) to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Effect of exercise of rights by majority principal owners.

The majority of our stock is controlled by Jeffrey DeNunzio and Cassandra DeNunzio, directly and indirectly. We have no stockholder(s) aside from Jeffrey and Cassandra DeNunzio holding 20% or more of the voting power of the Company. Jeffrey DeNunzio and Cassandra DeNunzio are able to approve or disapprove of any and all major decisions regarding the Company. All other stockholders of the Company are minority stockholders and are unable to influence by means of voting power, material corporate decisions. Jeffrey DeNunzio and Cassandra DeNunzio may make decisions with which you disagree, or that negatively affect the value of your securities in the Company, and you will have no recourse to change these decisions. Your interests may conflict with those of Jeffrey DeNunzio and Cassandra DeNunzio and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to you. For example, although there are no current plans to do so, Jeffrey and Cassandra DeNunzio may file restated articles, file amendments, alter the terms of securities, and even force out minority holders of securities. Jeffrey DeNunzio and Cassandra DeNunzio may also have access to more information than you, leaving you at a disadvantage with respect to any decisions regarding the securities Jeffrey or Cassandra DeNunzio owns. Jeffrey DeNunzio and Cassandra DeNunzio may also elect to conduct future offerings for financing that may adversely affect your original investment in the Company by means of dilution or other factors.

Valuation.

The valuation was calculated based on the Five-Day Moving Average. The Five-Day Moving Average is based on the most recent closing share prices over five trading days beginning on May 13, 2024, and ended May 17, 2024. The five-day sum of closing prices provided by OTC Markets divided by 5. The calculation results in a moving average of $.0166. Valuation: 285,350,031 shares of common stock x moving average of $.0166 = $4,736,811 The purchase price of our Series A Convertible Preferred Shares has been arbitrarily determined and is not the result of arm's length negotiations. It has been determined primarily by our perceived working and investment capital needs and bears no relationship to any established criteria of value such as book value or earnings per share, or any combination thereof. Further, the price is not based on past earnings of the Company, nor does the price per share necessarily reflect the current market value of the Company. No valuation or appraisal of the Company's potential business has been prepared.

Risks to purchasers of the securities relating to minority ownership in the issuer.

As the holder of a majority of the voting rights in the Company, our majority shareholders may make decisions with which you disagree, or that negatively affect the value of your investment in the Company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the Company will develop in a way that is advantageous to you. For example, the majority shareholders may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the Company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

Risks to purchasers associated with corporate actions including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties.

The issuance of additional shares of our stock will dilute your ownership. As a result, if we achieve profitable operations in the future, our net income per share will be reduced because of dilution, and the market price of our stock, if there is a market price, could decline as a result of the additional issuances of securities. If we repurchase securities, so that the above risk is mitigated, and there are fewer shares of stock outstanding, we may not have enough cash available for marketing expenses, growth, or operating expenses to reach our goals. If we do not have enough cash to operate and grow, we anticipate the market price of our stock would decline. The Company may have the authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to you, and create pressure on you to sell your securities to the Company concurrently. As a minority owner of the Company, you will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, you will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of your investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value you received, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of your initial investment in the Company. Furthermore, you should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, you will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Indebtedness.

See our audited financial statements for the periods ended June 30, 2024 and June 30, 2023.

Exempt Offerings the past three years.

Date of Offering: May 22, 2024

Exemption: Regulation Crowdfunding. Section 4(a)(6) of the Securities Act of 1933.

Securities Offered: Series A Convertible Preferred Stock

Amount Sold: $0 as of June 30, 2024.

Use of Proceeds: Intermediary fees, system prototype builds, verification and validation/Internal Testing, Third Party Testing, Working Capital, Research and Development.

Date of Offering: May 1, 2023

Exemption: Regulation A, Tier 2 (Title IV of JOBS ACT)

Securities Offered: Common Stock

Amount Sold: $130,500

Use of Proceeds: Development of Prototype, Working Capital, Testing, Software, Professional Fees

Date of Offering: June 30, 2023

Exemption: Section 4(a)(2)

Securities Offered: Common Stock

Amount Sold: $16,000

Use of Proceeds: Common Shares issued as compensation. No proceeds were received for this transaction.

Item 1. Business

We are a technology company incorporated in the state of Nevada on June 30, 2021, and headquartered in Rhode Island with a mission to provide new generation fire protection to businesses and building owners that operate within infrastructures that cannot be adequately or reasonably protected by traditional fire sprinklers1. We intend with Sparx Technologies, LLC (“Sparx”) to revolutionize the fire protection industry with a commercially available wireless battery-powered electronic fire sprinkler network and develop the industry’s first commercially available wireless battery-powered electronic fire sprinkler system that can be adapted to a variety of different applications and customers.

On August 29, 2022, we entered into and consummated a Patent License Agreement (“Agreement”) with Sparx Technologies, LLC, a limited liability company (“Licensor”). Licensor is solely owned and controlled by Ms. Cassandra DeNunzio, our CEO and director. Ms. DeNunzio is the sole and first named inventor under a provisional patent application with a Serial No. 63/304,302 filed with the United States Patent Office (“USPTO”) on January 28, 2022, relating to the fire protection industry and particularly a commercially available battery-operated wireless electronic fire sprinkler network. The Patent License Agreement is referenced herein as EX-10.1 to the Form 8-K filed with the Securities and Exchange Commission on August 29, 2022. As a result of the Agreement, we adopted the existing operations and business plan of Sparx Technologies, LLC pursuant to the terms and conditions of the patent licensing agreement and ceased to be a shell company.

In partial consideration for the exclusive license granted by Licensor to the Company, the Company paid Sparx Holdings, LLC, a limited liability company, controlled and solely owned by Ms. DeNunzio, a non-refundable license fee upon execution of the Agreement in the amount of One Hundred Million shares (100,000,000) of the Company’s common stock (the “Initial License Fee”). The Initial License Fee is consideration for the grant and continuation of the license pursuant to a five-year term. Licensor shall have no obligation or liability to return any portion of the Initial License Fee. The Company shall pay Licensor a royalty of fifty percent (50%) of Licensee’s Net Sales of all Licensed Products developed and sold by the Company. Ownership of the licensed technology prior to, during the course or as a result of the Agreement, will be the sole and exclusive property of Licensor.

Our Chief Executive Officer and Director, Cassandra DeNunzio has agreed to lend us equipment at no cost resulting in us having in-house capabilities to design and build innovative electronic fire protection products and solutions. Ms. DeNunzio has extensive industry knowledge, familiarity with local specifications and regulations, fire codes and expertise in the design and test engineering of fire detection, suppression, and extinguishment technology and their components and systems. We have available to us, the equipment, capabilities, and expertise to create prototype electronic circuits, assemble and reflow printed circuit boards, benchtop test electrical assemblies with DC and AC power supplies, troubleshoot designs with multimeters, and create wiring harnesses.

The Company has now begun to finalize the prototype Sparx™ Smart Sprinkler System and has started working towards the design and development for the remaining system components to complete the Sparx™ Smart Sprinkler System. Sparx has created prototype sprinkler Sensing and Activation Units designed to mount onto traditional fire sprinklers. These units are designed to allow for early fire detection through flame, gas, smoke, and temperature sensors. Sparx has created a second version of this prototype with a smaller diameter capable of temperature and smoke sensing, with the electrical design diameter of only about 5.3 inches. A mechanical housing must still be designed for this smaller prototype version. These devices are designed for early fire detection, wireless battery-powered communication, and sprinkler activation. The remaining components needed for the system prototype include a base station, or Hub, that the sprinkler Sensing and Activation Units communicate with and an installation and commissioning tool. Our prototype Hub has a few features left to be implemented including integration with our installation and commissioning tool. We have begun the first iteration for our installation and commissioning tool, which is a computer software program that allows sprinkler installers to map where each sprinkler is located in space. This information can be used by the Hub to make intelligent, addressable sprinkler activations in the event of a fire. The Hub currently monitors the network of sprinkler Sensing and Activation Units, collects data from these devices, and makes intelligent decisions to activate sprinklers in the event of a fire.

As mentioned elsewhere in this annual report, a utility patent has been filed with the USPTO that covers the technology we are developing. The Company plans to commercialize Licensor’s wireless fire suppression technology into a fire protection/fire safety product line and seek listing or approval from third-party testing bodies. Our plan is to provide superior protection against highly challenging fires for a range of premises, including commercial buildings and industrial sites, through the application of our advanced proprietary wireless mesh network fire suppression system technology. We plan to design, develop, integrate, install, test, manufacture, produce, and market our wireless mesh network fire suppression system in an effort to commercialize our products.

On January 20, 2023, Sparx Technologies, LLC filed a utility patent application with the USPTO under 35 USC 111(a) for a Mesh Network Fire Suppression System and Associated Methods with Serial No. 18/099,584. A prior provisional application with Serial No. 63/304,302 was issued by the USPTO on January 28, 2022.

In addition, an international patent application (PCT) was also filed with the USPTO on January 23, 2023, resulting in international patent pending status. An international application Serial No. PCT/US23/11314 was issued by the USPTO. Sparx relies on a combination of patent, trademark, copyright, trade secret, and contractual protections to establish and protect its intellectual proprietary rights.

On June 14, 2024, Sparx Technologies, LLC filed with USPTO a provisional patent application with Serial No. 63/660,134 for a pyrotechnic release mechanism for a sprinkler head.

The Basics of Our Technology

We plan to use the Sparx™ Smart Sprinkler System to expand the capabilities of traditional fire sprinklers and offer effective and efficient protection for applications that traditional fire sprinklers may not adequately cover. The principal product that Sparx intends to offer is our Sparx™ Smart Sprinkler System. The principal market for our products is building owners and companies with highly challenging fire protection needs including buildings with high-ceiling heights, highly flammable commodities like exposed expanded Group A plastics, or for scenarios where our technology could be less expensive than installing and maintaining fire pumps and large water storage tanks. The method of distribution of our products will be through fire sprinkler and fire protection distributors or directly through Sparx and our products will be serviced by licensed or certified technicians for fire detection equipment and fire sprinklers.

An image of a traditional fire sprinkler is shown below.

Threads
Wrench Flats
Frame
Plug
Trigger Mechanism – Glass Bulb
Deflector Plate

The image above shows a traditional fire sprinkler with labeled components

A traditional fire sprinkler system consists of two essential components: a water supply and a fire sprinkler head. The sprinkler head comprises a plug, a trigger mechanism, a frame, and a deflector plate. The plug holds back the water, while the trigger mechanism activates the sprinkler head when the temperature reaches a specific threshold. This threshold typically ranges from 135 to 286 degrees Fahrenheit and is determined by the designers based on the specific environment and application. The trigger mechanism can be a glass bulb filled with liquid that expands when heated causing the glass to break or two metal plates held together by a solder point that separates when heated.

When a fire starts, the hot air rises and spreads along the ceiling until it reaches a sprinkler head. When the temperature threshold is met, the trigger mechanism is activated, and the plug is released, allowing the water to flow through the sprinkler head. The water hits the deflector plate, causing the water droplets to disperse over a larger area. The water will continue to flow until the water supply runs out or the fire department arrives and manually shuts off the water via the system’s control valve.

A common misconception perpetuated by popular media is that every sprinkler in a room activates at the same time during a fire. Modern fire sprinkler heads are designed to operate independently. This means that a specific sprinkler head will activate and release water, only if it has individually reached a certain temperature threshold.

Traditional fire sprinkler systems can encounter various obstacles that may compromise their effectiveness including unpredictable operating sequences, unintentional cooling of adjacent areas after sprinkler activation, and a phenomenon known as 'sprinkler skipping,' whereby sprinklers closer to the fire may fail to activate before those located further away. These factors can put lives and property at risk, highlighting the need for modern and innovative fire suppression technologies.

Our system is being designed to provide effective fire suppression by automatically activating a group of sprinklers directly above the fire. This method ensures water delivery to the base of the fire and wets adjacent areas to prevent the fire from spreading. Our system's unique capability to automatically activate an optimal group of sprinklers for fire suppression or extinguishment distinguishes us from traditional fire sprinkler solutions that rely solely on the heat produced by a fire to activate the necessary sprinklers. We believe our technology offers greater predictability, precision, and efficiency in controlling fires.

Recognizing the critical role of rapid sprinkler response in suppressing fires, we strive to respond promptly to catch smaller fires that are easier to contain or extinguish with fire sprinklers. Fires can exhibit distinct behaviors depending on the commodities and storage configurations involved. Some fires may smoke or smolder during their early stages, while other fires may rapidly reach the ceiling with high heat release rates. The exclusive dependence on a fixed temperature threshold by traditional sprinklers is not the most effective approach for timely detection in all fire scenarios. We have integrated multi-sensor technology into our fire sprinkler designs, featuring flame, gas, smoke, and temperature sensors to provide comprehensive and advanced fire detection.

The SparxTM Smart Sprinkler System

Sparx is in the process of designing and developing a fire sprinkler system capable of electronic detection, communication, and actuation. By leveraging cutting-edge electronic and software technologies, we aspire to enhance the capabilities of traditional fire sprinklers allowing us to serve applications that otherwise could not be protected. Our wireless battery-powered fire sprinklers come equipped with advanced sensing capabilities, including flame, gas, smoke, and temperature sensors. Using our multi-sensor technology, we can detect fires at their earliest stages, even before they have a chance to grow significantly. Our unique approach to fire safety is critical because fires tend to spread rapidly, and the larger they become, the more challenging they are to control. We believe our ability to respond quickly and efficiently will open up new opportunities for various fire protection scenarios.

We are using mesh networking topology to allow our fire sprinklers to communicate with each other and provide seamless coordination of fire suppression efforts. A mesh network is a local area network in which nodes (in this case, sprinklers) connect directly, dynamically, and non-hierarchically to each other, working together to efficiently route data. Our fire sprinklers communicate with each other and to a central base station in the network, providing unparalleled situational awareness compared to traditional systems. Using environmental data gathered by our fire sprinklers, the base station makes informed decisions about which sprinklers to actuate in the event of a fire, ensuring optimal suppression or extinguishment. By controlling the number of sprinkler operations, the base station avoids over-stressing the water supply and minimizes water damage, all while achieving the desired level of fire suppression. With our mesh networking topology and advanced sensing capabilities, we believe we can respond quickly, efficiently, and with superior activation precision, making it possible to protect even the most challenging fire scenarios.

Our wireless, battery-powered system is designed to expand the capabilities of traditional fire sprinklers, enabling them to detect and respond to fire conditions faster and with greater precision than ever before. Our technology seamlessly integrates with existing traditional fire sprinkler systems, harnessing the proven safety and reliability of these established solutions. We plan to take advantage of the carefully engineered spray patterns and stringent testing standards for traditional fire sprinklers and use our technology to augment their functionality. We believe that by combining our technology with traditional fire sprinklers it will allow us to provide effective and reasonable fire protection solutions in applications that may not have been possible with traditional fire sprinklers alone.

Each Sparx™ Smart Sprinkler contains electronics housed near the sprinkler threads and wrench flats. The electronics include sensors used for detecting fire, a communication module, a replaceable battery pack, actuation circuitry used for automatically triggering sprinkler operation in the event of a fire, and monitoring circuitry used to supervise the integrity of necessary electrical components.

Sparx™ Smart Sprinklers have the ability to communicate with other using modules that are FCC Certified (USA), operate on the Industrial, Scientific, and Medical (ISM) band, and are RoHS compliant. The electronics in the network are designed to enter low-power sleep modes and wake periodically to sample environmental conditions to prolong battery-life. The electronics and battery packs for Sparx™ Smart Sprinklers are designed to last for reasonable periods of time (i.e. years). The base station for the network will be able to provide notification if there are any low-battery warnings or any other issues with the network that should be addressed. The base station will also be able to display a history of any troubles, supervisory signals, or alarms that are reported in the network.

Our inaugural Sparx™ Smart Sprinkler System prototype, which is currently in the research and development phase, has been purposefully engineered to interface with traditional fire sprinkler system technology with minimal modifications. We’ve opted for wireless battery-powered sprinkler Sensing and Activation Units to save warehouse and storage customers from the high costs and laborious efforts associated with installing wired electronic fire sprinkler systems. Wired electronic fire sprinkler systems necessitate the hiring of electrical contractors to run conduit along the ceiling between sprinkler heads, connecting wires to numerous junction boxes, and troubleshooting issues such as shorts, opens, and ground faults at the ceiling-level.

The image above shows a labeled drawing of the Sparx™ Smart Sprinkler prototype, viewed from the side with transparent electronics enclosures.

Note that the enclosures in the image above are transparent for the purpose of this picture, but the actual product will have fully opaque enclosures.

The image above shows the Sparx™ Smart Sprinkler prototype, tilted upwards, viewed from the side.

The image above illustrates the Sparx™ Smart Sprinkler prototype connected to a water supply.

The image above depicts the Sparx™ Smart Sprinkler prototype tilted downwards, exposing the sprinkler threads. The prototype includes a baseplate that sits around the sprinkler head above the wrench flats, similar to a recessed sprinkler escutcheon. The sprinkler can be installed with the baseplate, and after the sprinkler is threaded into the pipe, the electronics enclosures are able to be attached to the baseplate by the installer in the field. The electronics enclosures are designed to sit around the perimeter of the sprinkler threads and pipe connection.

The image above depicts an actual photo of the first version of the Sparx™ Smart Sprinkler prototype Sensing and Activation Unit mounted on a traditional fire sprinkler. The Sensing and Activation Unit is the red device in the photo which houses a battery pack and critical electronics for wireless communication, fire detection, and sprinkler activation circuitry.

We have designed an actuating mechanism that interfaces with traditional 5mm bulb-type fire sprinklers. The mechanism simply clips onto the outside surface of the glass bulb with an ordinary amount of force (no tools required), allowing for quick and easy installation by a sprinkler manufacturer. A short wiring harness connects the clip to the housed electronics at the sprinkler threads and wrench flats, which can be connected by an installer during the sprinkler installation process. To ensure proper circuit integrity and fire safety, both the short wiring harness and actuating mechanism within the clip are electrically monitored. Additionally, a proximity sensor can be incorporated onto the clip to verify proper fit of the clip mechanism against the glass bulb for added reliability.

In the event of a fire, when a sprinkler head is provided with an actuation instruction via software, the clip mechanism will cause the glass bulb to break which allows water to flow out of the sprinkler head. The clip mechanism is designed to quickly provide ample heat to the glass bulb, allowing it to shatter, causing the sprinkler plug to be pushed out by water flowing through the sprinkler. This clip mechanism allows our advanced software and hardware to decide when to operate fire sprinklers, as opposed to traditional fire sprinklers which activate only from the heat produced by a fire.

The image above shows a Sparx™ Smart Sprinkler prototype with the attached clip mechanism that we have designed to allow the sprinkler to be operated via an electrical signal. The clip comprises a small heating element that rapidly heats the bulb until it shatters when provided with ample power from the electronics assembly that this mechanism connects to.

Sparx Technologies, LLC has been working on an actuating mechanism for larger early suppression fast response (ESFR) type sprinklers. This mechanism replaces the traditional link parts on an ESFR sprinkler and adds a pyrotechnic actuator. The actuator is a single-shot device that is designed to activate the sprinkler quickly and with minimal energy. This technology will potentially allow for better protection in applications such as storage and warehousing.

The image above shows a traditional fire sprinkler (the Viking VK510) that has been modified by Sparx with an electronically activated sprinkler link and pyrotechnic actuator.

We are currently finishing up development of our Sparx™ Smart Sprinkler prototype that can interface with traditional 5mm bulb-type sprinklers and our electronically activated sprinkler link mechanism prototype for ESFR sprinklers. Currently, we are focused on completing the rest of the Sparx™ Smart Sprinkler System. We are developing a base station which we call our Hub, an installation tool, and a web-based dashboard for building owners and maintenance managers to monitor their system's health and status. We believe the base station is a critical component of the Sparx™ Smart Sprinkler System because it manages when sprinklers enter low-power sleep modes, makes decisions on sprinkler actuation during a fire, and notifies users of any troubles, supervisory signals, or alarms present in the network. A picture of our prototype Hub is shown below.

The image above shows our prototype Hub (below) with the sprinkler Sensing and Activation Unit and attached sprinkler (above). The Hub is designed to monitor sprinkler Sensing and Activation Units, collect data from sprinkler Sensing and Activation Units, and wirelessly communicate sprinkler activation instructions to Sensing and Activation Units in the event of a fire.

To facilitate optimal sprinkler actuation during a fire, the system needs to know the locations of all Sparx™ Smart Sprinklers within a design area. Our installation and commissioning tool will enable installers to easily and accurately map out sprinkler locations and feed that information back to the base station.

The installation tool is a computer-based software program. The first version of our installation and commissioning tool has been developed and allows for the installer to input building information, upload building floor plans, easily draw sprinkler branch lines on top of building floor plans, populate sprinklers, and show a device list to allow installers to match sprinkler Sensing and Activation Units up to the various sprinklers on the building floor plan. A screenshot of the installation and commissioning tool is shown below.

The image above shows a screenshot of the installation and commissioning tool for mapping sprinklers in space. This tool is important so the sprinkler activation algorithm that lives on the Hub can determine the best sprinklers to operate in the event of a fire.

Additional work still needs to be performed to allow the installation and commissioning tool to effectively, and consistently, communicate with our Hub.

In addition, we plan to create a web-based interface that allows building owners and maintenance managers to monitor their system's health and status, set up notification settings, and receive alerts via text messages or emails when the system needs maintenance or if there are any troubles, supervisory signals, or alarm conditions indicating the presence of fire and sprinkler activation.

While we expect to encounter some challenges during the system's development, we are confident that we can overcome them. Our team has already tackled the hardest technical challenges, such as developing a reliable network architecture that enables low-power battery operation and creating a fire sprinkler prototype capable of electronic detection and actuation. With our sights set on completing the remaining components, we look forward to delivering an advanced and robust wireless battery-powered electronic fire sprinkler system to our future customers.

We welcome partnership opportunities with traditional fire sprinkler companies interested in integrating their traditional fire sprinkler products with our technology.

Internal Verification and Validation Testing

As we continue to develop our base station technology and installation interface tool for sprinkler mapping, we are also working to conduct preliminary verification and validation testing on our fire sprinkler prototype. Our aim is to conduct comprehensive testing before submitting our product to third-party approval agencies for listing and approval. Third-party testing is crucial for the fire-sprinkler industry as it enables effective marketing of products, but it can also be costly. Thus, we seek to conduct as much preliminary testing as possible to identify and address any design changes before third-party testing, in order to streamline and expedite the listing or approval process.

We will be conducting various tests on our fire sprinkler prototype based on existing standards from third-party approval agencies, like UL or FM. Our internal testing program will include conducting spray testing to ensure our technology does not interfere with sprinkler spray patterns, mechanical testing like rough-usage tests, high-temperature exposure tests, vibration tests, corrosion tests and electrical testing including set-point accuracy tests, transient tests, dielectric voltage-withstand tests, and more. We will also plan to internally conduct small-scale fire tests to confirm our Sparx™ Smart Sprinkler System works as intended before we conduct large-scale fire tests at third-party testing bodies like UL or FM.

Third-Party Testing

To effectively market our products, third-party testing is necessary. UL and FM are two of the most common third-party entities in the United States that provide listing, approval, or certification services. UL is a reputable testing institute that is one of the largest public safety testing labs in the world, while FM also has an international reputation for testing and is well-regarded in the industry. In contrast to UL, FM is an insurance company that provides insurance coverage to customers that use products that they have approved or certified to their own testing standards.

Our initial objective is to obtain UL Listing to fill an industry gap for providing adequate and reasonable sprinkler protection in storage and warehousing applications. We would also like to obtain FM Approval for the Sparx™ Smart Sprinkler System, but we believe that there may be additional testing with FM due to our product’s novelty in the fire sprinkler industry. Our plan is to first work with UL to see how our product performs in large-scale testing, before working with FM on a test program for FM Approval. The third-party testing required for our product will most likely include mechanical and electrical testing, as well as large-scale fire testing.

Our product's first application will be focused on providing adequate suppression for a storage application that cannot be currently protected with reasonable water demand. We want to ensure that our first application for testing is in line with the fire protection requirements for the average clear heights of the current proposed industrial developments for storage and warehousing. We plan to allocate a significant portion of our funding towards conducting large-scale fire tests, which can be expensive due to the need for experienced personnel and state-of-the-art test labs that can handle fire hazards. Fire tests for high-storage heights must be conducted in at least three scenarios, as fires can originate directly under a single sprinkler head, between two sprinkler heads, or among four sprinkler heads. We estimate the cost of each large-scale fire test for high-storage heights to range anywhere from $250k to $1M.

Following a test program with UL, we may decide to pursue FM Approval so we can sell our products to more customers, conduct performance-based design solutions for individual customers, or work towards conquering other challenging fire suppression applications.

Commercial Scale Up and Revenue Stream

After successfully completing a comprehensive test program with a highly reputable third-party testing body, we aim to take our business to the next level by increasing our inventory and expanding our marketing efforts to reach storage and warehousing customers. Our marketing campaigns will highlight our advanced technology and will showcase the ease of use when implementing our products. We are also committed to establishing strong relationships with fire protection code consultants and engineers and sprinkler installation and service companies to ensure that our product is recognized as a top option in the market.

Our revenue streams will be predominately generated from the sale of, what we believe to be, our superior products that we anticipate offering. We also anticipate generating additional revenue from our innovative software-as-a-service (SaaS) tool.

Our primary revenue source will be our product revenue model, which is based on differentiating our products as specialty goods. Our target customers are warehouses and storage facilities with certain applications that require fire protection options beyond what traditional fire sprinklers can offer. Our goal is not to directly compete with traditional fire sprinkler protection, but to complement traditional fire sprinklers with, what we believe to be, our superior technology. This product revenue stream will provide the financial foundation to cover our expenses, invest in new products, and expand our business. By positioning our products as specialty goods, we can create a perception of high value and exclusivity among our customers, enabling us to charge premium prices. Additionally, our unique selling proposition of wireless, battery-powered electronic fire sprinkler technology that can interface with traditional fire sprinklers is not currently available in the market, reducing competition. We believe that the quality and performance of our products will lead to increased customer loyalty and distinctive brand identity due to their premium quality and their ability to adequately and reasonably provide protection in applications that are considered highly challenging for fire suppression.

Our company is also planning to offer specialized training services for companies that provide licensed inspection, testing, and maintenance services for fire protection systems. We understand the importance of ongoing maintenance and servicing for fire sprinkler systems, which is why we aim to guide these companies in the proper installation and servicing of our revolutionary Sparx™ Smart Sprinkler System. We believe our training program will provide us with indirect sales revenue by creating an ecosystem of knowledgeable and confident users who are more likely to recommend and promote the Sparx™ Smart Sprinkler System. It is crucial for those installing and servicing our system to have the knowledge and confidence necessary to ensure proper installation and functionality. Our training program will cover all aspects of installing and servicing our system, from basic installation and troubleshooting to more advanced maintenance and repair. We believe that as our future customers become more proficient in using our products, they can also become advocates for it. This is particularly true in the fire protection industry where we believe word-of-mouth recommendations can be critical to success. In addition, we believe our future training program can also help build trust and credibility with our customers. By investing in training and education, we believe we would be demonstrating a commitment to supporting our customers and ensuring their success with the Sparx™ Smart Sprinkler System. This can help to build long-term relationships with our customers and increase their loyalty to our brand. We believe that this will not only generate indirect sales for our company but will also enhance the quality of service provided to our customers, resulting in increased customer loyalty.

We also believe that our future revenue stream may include our subscription-based SaaS tool that offers customers the convenience of accessing our software application to monitor the health and status of their fire sprinkler system, wherever and whenever they need to. Additionally, we intend for our future customers to have the ability to choose to receive timely notifications via SMS or email alerts in case of any trouble, supervisory signals, or alarm conditions present in their system. This service is beneficial to customers to gain insight to their system whenever and wherever they want to, even if they are away from the warehouse. Regular inspection, testing, and maintenance is necessary for all fire sprinkler systems, and for electronic fire sprinkler systems, there may be additional requirements such as retrieving reports from the system to verify that sprinklers are detecting temperatures within a normal range. With the establishment of timely notifications for inspection, testing, and maintenance needs, we believe building owners and warehouse maintenance managers can proactively manage the requirements for their fire sprinkler system, resulting in peace of mind that their fire sprinkler systems will perform when needed. We believe our SaaS tool may provide us with a predictable and steady revenue stream generated by recurring subscriptions and can help provide stability and predictability for our business over time.

Intellectual Property

Sparx Technologies, LLC filed a provisional patent application with a Serial No. 63/304,302 filed with the United States Patent Office (“USPTO”) on January 28, 2022, a utility patent application filed with the USPTO on January 20, 2023 with Serial No. 18/099,584, and an international application filed with the USPTO on January 23, 2023 with Serial No. PCT/US23/11314 intended to protect Sparx’s battery-powered wireless fire sprinkler technology. Sparx relies on a combination of patent, trademark, copyright, trade secret, and contractual protections to establish and protect its intellectual proprietary rights.

Sparx Technologies, LLC filed federal trademark registration applications in the U.S. for the SPARX word mark and logo covering use with our goods and services which are pending examination.

On June 14, 2024, Sparx Technologies, LLC filed with USPTO a provisional patent application with Serial No. 63/660,134 for a pyrotechnic release mechanism for a sprinkler head.

We believe it is important to our success that we:

•	Obtain and maintain patents and other legal protections covering our proprietary art, materials, technology, inventions, applications of such, and improvements we consider important to our business;

•	Prosecute our patent and trademark applications and enforce our intellectual property rights;
•	Preserve the confidentiality of our trade secrets; and

•	Operate without infringing the patents, trademarks or proprietary rights of third parties.

Our Approach

We believe that there is a lot of room for innovation to meet the fire protection needs of today's modern businesses and building owners. The design of fire sprinklers has not changed significantly over the last fifty or so years and still consists of mostly simple mechanical components1. Traditional sprinklers cultivated from 19th century science use the same physical element to detect fires as they do to cause water to flow. Traditional fire sprinklers can face many complications because the heat-sensitive operating element shares two important primary functions, fire detection and sprinkler actuation. If a fire starts near the ground under a storage rack in a tall warehouse, significant fire spread can occur by the time a fire is detected at the ceiling, where sprinklers are commonly located. A single sprinkler could operate and a phenomenon known as sprinkler skipping can occur that will cause sprinklers farther away from the fire origin to activate earlier than those that are closer and fire can continue to spread2. Our patent pending technology will allow for the decoupling of fire detection from sprinkler activation and will provide us with the ability to have greater control over sprinkler operations and respond to fires very early on in fire development. We believe that we can disrupt the fire sprinkler industry with our ability to leverage electronics and software in fire sprinkler system design by fundamentally changing the way the industry approaches fire suppression.

We intend to create a framework for fire protection that will allow for wireless communication and electronic detection and actuation of sprinklers. With this framework, we will be able to use the same basic hardware components, and program application-specific algorithms3 tailored to the building, environment, and the structure and commodities the system is designed to protect. Our advanced algorithms are computation instructions designed to regulate the sampling of sensor data by fire sprinklers and accurately detect the presence of fire. When a fire condition is detected, the algorithm automatically triggers the most optimal fire sprinklers to suppress that fire via software, resulting in effective and efficient fire suppression. Our framework will allow us to make minimal, non-invasive changes when applying our patent pending technology from one customer-specific application to the next, allowing us to formulate solutions for various highly challenging fires quickly and effectively. Having the ability to pull additional levers with software and algorithms will give us the edge we need to deliver where traditional sprinklers cannot. We believe we will be able to use software to change the way sprinklers respond to fires without redesigning the physical components of the sprinkler itself. We believe this flexibility and adaptability will give Sparx an advantage when it comes to making design changes and expanding our product offerings.

1Murphey, Dakota. “A History of Fire Sprinklers - IFSEC Global: Security and Fire News and Resources.” IFSEC Global | Security and Fire News and Resources. IFSEC Global | Security and Fire News and Resources, May 1, 2019. https://www.ifsecglobal.com/fire-news/a-history-of-fire-sprinklers/.

2Xin, Yibing. “SMART Sprinkler for Highly Challenging Fires.” SFPE Europe, Issue 20 (Q4 2020). https://www.sfpe.org/publications/sfpeeuropedigital/sfpeeurope20.

3Our application specific algorithms will contain a set of instructions that govern which sprinklers are needed for operation and when those sprinklers must operate in the event of a fire. The instructions may be different for various applications depending on factors like building layout, ceiling heights, commodity, how the commodity is stored, etc.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this annual report. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Please refer to the above section titled, “Forward Looking Statements” for more information.

General

Note: For a comprehensive description of our business, please refer to our Form 1-A filed with the Securities and Exchange Commission on March 31, 2023.

On August 29, 2022, we entered into and consummated a Patent License Agreement (“Agreement”) with Sparx Technologies, LLC, a limited liability company (“Licensor”). Licensor is solely owned and controlled by Ms. Cassandra DeNunzio, our CEO and Director. Ms. DeNunzio is the sole and first named inventor under a provisional patent application with a Serial No. 63/304,302 filed with the United States Patent Office (“USPTO”) on January 28, 2022, relating to the fire protection industry and particularly a commercially available battery-operated wireless electronic fire sprinkler network. The Patent License Agreement, referenced herein, is included as EX-10.1 to the Form 8-K we filed with the Securities and Exchange Commission on August 29, 2022. As a result of the Agreement, we adopted the existing operations and business plan of Sparx Technologies, LLC pursuant to the terms and conditions of the patent licensing agreement and ceased to be a shell company.

In partial consideration for the exclusive license granted by Licensor to the Company, the Company paid Sparx Holdings, LLC, a limited liability company, controlled and solely owned by Ms. DeNunzio, a non-refundable license fee upon execution of the Agreement in the amount of One Hundred Million shares (100,000,000) of the Company’s common stock (the “Initial License Fee”). The Initial License Fee is consideration for the grant and continuation of the license pursuant to a five-year term. Licensor shall have no obligation or liability to return any portion of the Initial License Fee. The Company shall pay Licensor a royalty of fifty percent (50%) of Licensee’s Net Sales of all Licensed Products developed and sold by the Company. Ownership of the licensed technology prior to, during the course or as a result of the Agreement, will be the sole and exclusive property of Licensor.

The Company intends to commercialize the Licensor’s wireless fire suppression technology, transforming it into a comprehensive fire protection and safety product line, while seeking approval from third-party testing bodies. Our aim is to offer enhanced protection against challenging fires across diverse premises, including commercial buildings and industrial sites, through the deployment of our advanced proprietary wireless mesh network fire suppression system technology. We are committed to designing, developing, integrating, installing, testing, manufacturing, producing, and marketing our initial wireless mesh network fire suppression system, branded as the “Sparx™ Smart Sprinkler System.”

Currently, the Company has finished constructing the first version of its prototype Sparx™ Smart Sprinkler System and has begun fine-tuning the prototype system based on initial bench testing and other internal evaluations. As the Company refines its initial prototype, it is currently working on—and plans to continue developing—additional and improved versions. While the goal is to reduce the overall size of the Sensing and Activation Units, described in more detail below, it is unclear when these fine-tuned prototypes will be completed. There are many variables that make it impossible to predict future completion dates of future iterations of the Sparx™ Smart Sprinkler System. Some of these variables include but are not limited to available funding, the presence or absence of partnerships with third parties, scarcity of materials or hardware, available funding, and limited staffing. Additionally, the Company is focused on enhancing the overall reliability of the system to ensure consistent performance.

The Sparx™ Smart Sprinkler System consists of Sensing and Activation Units designed to interface with traditional fire sprinkler parts. The Sensing and Activation Units allow fire sprinklers to detect fires early on in their development using temperature, smoke, flame, and gas sensors. The Company has also developed the first version of its prototype Hub which collects and analyzes data from Sensing and Activation Units. The Company has equipped the Hub to seamlessly operate on backup battery power in the event of power loss. The Hub also includes a touchscreen interface so users can easily view system health and status. The Company has integrated software to allow the Hub to wirelessly communicate to Sensing and Activation Units and trigger sprinkler activations.

As previously mentioned, it is anticipated that throughout ongoing and future testing phases, the prototype system will undergo several revisions and iterations. The Company cannot accurately predict, at this juncture, when a market-ready version of the prototype system will be available. At some point, when the Company believes a market-ready version of its system is ready, it will need to undergo further rigorous testing to obtain the various certifications required for sale. This process is described in more detail below under “Testing.”

Pictured above: Inactivated bulb style sprinkler head with Sparx™ Sensing and Activation Unit (fits around bulb style sprinkler head)	Pictured above: Activated bulb style sprinkler head with Sparx™ Sensing and Activation Unit (fits around bulb style sprinkler head)

One can view our functioning prototype here: https://www.youtube.com/watch?v=BtlJBlV4qFk

Pictured above: Our main control “Hub” which acts as a central communication station between our Sensing and Activation units.	Pictured above: “Hub Touch Screen” which displays real time data communicated by the system, including but not limited to alarm conditions, environmental data, warnings, logs, etc.

On January 20, 2023, Sparx Technologies, LLC filed a utility patent application with the USPTO under 35 USC 111(a) for a Mesh Network Fire Suppression System and Associated Methods with Serial No. 18/099,584. A prior provisional application with Serial No. 63/304,302 was issued by the USPTO on January 28, 2022.

In addition, an international patent application (PCT) was also filed with the USPTO on January 23, 2023, resulting in international patent pending status. An international application Serial No. PCT/US23/11314 was issued by the USPTO.

On September 19, 2022, Sparx Technologies, LLC filed Trademark Applications with the USPTO under Application Serial No. 97/597085 and Serial No. 97/597092 to register our brand name “SPARX” and Sparx design logo, respectively. Licensor has provided us permission, informally, to utilize the brand name SPARX and design logo. There are no terms of consideration pursuant to this arrangement and no formal agreement. On October 3, 2023, both Trademark Applications were approved for publication by the USPTO.

On June 14, 2024, Sparx Technologies, LLC filed with USPTO a provisional patent application with Serial No. 63/660,134 for a pyrotechnic release mechanism for a sprinkler head.

The Company has no employees at this time and relies upon the services of our sole officer Cassandra DeNunzio, who is also a director, and Jeffrey DeNunzio another director. From time to time, the Company may utilize outside contractors to assist with the development of its technology.

Financing

Management intends to finance operating expenses through contributions to capital from related parties, proceeds from the sale(s) of its common stock, or alternative means of financing that have not yet been determined. There is no assurance that management's plan will be successful or that it will have sufficient funds to fulfill its business objectives.

Regardless of funding, we will explore potential business opportunities and partnerships with other companies that could benefit both the Company and help us secure the capital or resources needed to advance our business agenda. Although the Company has not yet formed any formal partnerships or agreements with unrelated parties, we are actively seeking such opportunities and have begun informal discussions with various companies in or related to our industry.

As with any speculative business initiative, despite our efforts, there is no guarantee that our efforts to pursue business opportunities, partnerships, or related activities will be successful or lead to any tangible results. However, we believe that in the absence of available funds to advance our business agenda, it is essential to forge the relationships mentioned earlier to support our goals.

Testing

The Company believes securing additional capital is necessary to execute its business agenda effectively. Presently, the Company foresees that a significant portion of its funding over the next twelve months, and potentially beyond, will be allocated towards internal testing and third-party testing of its prototype Sparx™ Smart Sprinkler System. Subsequently, upon achieving a market-ready version of the Sparx™ Smart Sprinkler System, the Company will need to assess the associated costs of bringing the product to mass market. However, as the prototype is still undergoing testing and may undergo revisions, these costs have not been definitively determined at this stage.

The Company believes that its current funding levels are likely insufficient to cover the large-scale testing required to bring its product to market. This is one of several reasons the Company is actively seeking potential business opportunities and partnerships with other companies, as well as informal relationships with businesses in similar industries. These partnerships could be mutually beneficial and help the Company secure the capital or resources needed to advance its business agenda.

To effectively market our future products, third-party testing is necessary. UL and FM are two of the most common third-party entities in the United States that provide listing, approval, or certification services within the fire protection industry. UL is a reputable testing institute that is one of the largest public safety testing labs in the world, while FM also has an international reputation for testing and is well-regarded in the industry. In contrast to UL, FM is an insurance company that provides insurance coverage to customers that use products that they have approved or certified to their own testing standards.

Our initial objective is to obtain UL Listing to fill an industry gap for providing adequate and reasonable sprinkler protection in storage and warehousing applications. We would also like to obtain FM Approval for the Sparx™ Smart Sprinkler System, but we believe that there may be additional testing with FM due to our product’s novelty in the fire sprinkler industry. Our plan is to first work with UL to see how our product performs in large-scale testing, before working with FM on a test program for FM Approval. The third-party testing required for our product will most likely include mechanical and electrical testing, as well as large-scale fire testing.

Our product's first application will be focused on providing adequate suppression for a storage application that cannot be currently protected with reasonable water demand. We want to ensure that our first application for testing is in line with the fire protection requirements for the average clear heights of the current proposed industrial developments for storage and warehousing. We plan to allocate a significant portion of our funding towards conducting large-scale fire tests, which can be expensive due to the need for experienced personnel and state-of-the-art test labs that can handle fire hazards. Fire tests for high-storage heights must be conducted in at least three scenarios, as fires can originate directly under a single sprinkler head, between two sprinkler heads, or among four sprinkler heads. We estimate the cost of each large-scale fire test for high-storage heights to range anywhere from $250k to $1M. As reflected in our balance sheet, we currently lack the necessary funding to carry out these tests and are actively exploring financing options. Currently, our testing has been constrained to internal testing and bench testing.

Following a test program with UL, we may decide to pursue FM Approval so we can sell our products to more customers, conduct performance-based design solutions for individual customers, or work towards conquering other challenging fire suppression applications.

Results of Operations

Assets

As of June 30, 2024, and June 30, 2023, we had cash and cash equivalents of $74,552 and $100,219, respectively. As of June 30, 2024, and June 30, 2023, we had total assets of $95,162 and $125,219, respectively. As of June 30, 2024, our total assets consist primarily of cash and an ROU lease asset. As of June 30, 2023, our total assets consist primarily of cash and a stock subscription receivable.

Liabilities

As of June 30, 2024, and June 30, 2023, we had total liabilities of $21,825 and $600, respectively. The variance is primarily attributable to a right-of-use lease liability as of June 30, 2024.

Revenues

We have not realized any revenues for the year ended June 30, 2024, and June 30, 2023.

While we have plans to monetize our Sparx™ Smart Sprinkler System in the future, we currently do not have a market-ready product available for sale. We are in the ongoing process of developing our Sparx™ Smart Sprinkler System. We believe that additional testing and revisions will be required before we can consider bringing it to market. Additionally, we believe that we will need additional capital and or resources to fulfill our business agenda which is monetizing our Sparx™ Smart Sprinkler System.

Operating Expenses

Our total operating expenses were $109,559 and $47,685 for the year ended June 30, 2024, and 2023, respectively.

For the year ended June 30, 2024, our operating expenses consisted of research & development, marketing, and general & administrative expenses.

For the year ended June 30, 2023, our operating expenses consisted of research & development and general & administrative expenses.

The Company believes that the differences observed in the above comparative periods are primarily due to increased activities, which have led to higher overall costs. These costs include research and development expenses, marketing expenses related to the advancement of our Sparx™ Smart Sprinkler System, and general & administrative expenses. As mentioned earlier, while our Sparx™ Smart Sprinkler System has been developed, it will likely undergo further refinements.

Net Loss

Our net loss was $119,559 and $47,685 for the year ended June 30, 2024, and 2023, respectively. We believe the variance is due to the same reasons as those noted above under “Operating Expenses.”

Operating Activities

For the year ended June 30, 2024, and June 30, 2023, we had net cash used in operating activities of $(108,943) and $(31,085) respectively. The variance is primarily due to a higher net loss for the year ended June 30, 2024. We attribute this increase in loss to our increased pursuit of business objectives, leading to heightened business activity.

Financing Activities

During the year ended June 30, 2024, 1,525,000 shares of common stock were sold to 7 shareholders at $.02 per share for proceeds totaling $30,500.

During the year ended June 30, 2023, the Company sold 5,000,000 shares of our Common Stock to a non-related party at $.02 per share for total proceeds of $100,000.

During the year ended June 2023, the Company issued 75,000 shares of our Common Stock to a non-related party in exchange for services related to the Company.

On June 27, 2023, a non-related party signed a share purchase agreement for 1,250,000 shares of common stock for proceeds totaling $25,000. The Company was paid for this subscription the following fiscal year, on July 10, 2023.

Compensation

The Company’s stock-based compensation expense for the years ended June 30, 2024, and 2023, was $0 and $16,000 respectively.

On March 15, 2024, we issued one share of our Series Z Super Voting Preferred Stock to Ms. Cassandra DeNunzio and one share of our Series Z Super Voting Preferred Stock to Mr. Jeffrey DeNunzio as compensation for services rendered to the Company (see Note 6 - Preferred Shares).

Liquidity and Capital Resources

Management plans to fund operating expenses through capital contributions from related parties, proceeds from the sale of common stock, or other financing methods that have not yet been fully determined. However, there is no guarantee of success in these efforts or that adequate funds will be available to meet the company's business objectives. Additionally, there is no assurance that management will be able to provide funding or that they will have the means to do so. It should be noted that there are no agreements in place with any of the Company's officers or directors regarding funding.

Currently, we have limited capital resources and no access to bank financing or other external funding. To meet our future goals, we believe must secure additional capital. While we are actively seeking additional capital, we cannot guarantee that we will secure such capital. We may explore various financing options, including issuing equity or debt securities or obtaining credit facilities. However, even if we raise the required funds, unforeseen costs or cash needs may arise, necessitating alternative financing. Moreover, issuing additional equity or debt securities could dilute existing stockholders' ownership or grant superior rights to new investors. If we fail to secure additional financing on acceptable terms, we may need to reduce operations, slowing our progress, or temporarily halt operations until we secure adequate funding.

Regardless of funding, we will explore potential business opportunities and partnerships with other companies that could benefit both the Company and help us secure the capital or resources needed to advance our business agenda. Although the Company has not yet formed any formal partnerships or agreements with unrelated parties, we are actively seeking such opportunities and have begun informal discussions with various companies in or related to our industry.

As with any speculative business initiative, despite our efforts, there is no guarantee that our efforts to pursue business opportunities, partnerships, or related activities will be successful or lead to any tangible results. However, we believe that in the absence of available funds to advance our business agenda, it is essential to forge the relationships mentioned earlier to support our goals.

Contractual Obligations and Off-Balance Sheet Arrangements

We have the following contractual obligations:

1) Equiniti- Transfer Agent pursuant to Registrar Agreement. The address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. The phone number is 651-453-2139.

2) Sparx Technologies, LLC patent license agreement executed on August 29, 2022. (see Note 5 to our financial statements below).

3) On December 29, 2023, the Company entered into a lease agreement with Lisa DeNunzio, a related party and the mother of our CEO and directors. This lease is for a term of five years, beginning January 1, 2024. The monthly rent is $500, totaling $30,000 over the lease duration. The leased space may be used for the Company’s operations and storage. Additionally, the Company estimated the present value of the lease payments using an estimated incremental borrowing rate of 15%. (see Note 8 to our financial statements below).

We do not have any off-balance sheet arrangements.

Item 3. Directors and Officers

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Name	Age	Position
Cassandra DeNunzio	32	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director [1]
Jeffrey DeNunzio	34	Director [2]

1 Ms. Cassandra DeNunzio was appointed Director on May 18, 2022. She also serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer.

2 On June 30, 2021, Jeffrey DeNunzio was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of the Company. On May 18, 2022, Mr. Jeffrey DeNunzio resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer. Cassandra DeNunzio was immediately appointed to such vacant positions. Jeffrey DeNunzio remains a Director of the Company.

Ms. Cassandra DeNunzio, age 32, attended the University of New Hampshire on a full merit-based scholarship and graduated Summa cum Laude with her Bachelor of Science Degree in Electrical Engineering (BSEE) in 2014. In 2016, she received her Master of Science Degree in Electrical Engineering (MSEE) from Columbia University in the City of New York, and in 2019 she received her Master of Business Administration (MBA) Degree from Arkansas State University. In February of 2016, she took a position as an Electrical Engineer for Johnson Controls International Plc (JCI), formerly Tyco Fire Protection Products. During her tenure at JCI, Ms. DeNunzio designed and developed new technology products, worked alongside approval agencies to test ground-breaking ideas, and assisted customers in implementing solutions. Her accolades include presenting and winning awards for her works at internal research conferences and receiving recognition as an inventor on numerous patent applications filed with the United States Patent and Trademark Office (USPTO). Cassandra left her position at JCI in October of 2020 and worked for Science Applications International Corporation (SAIC) as a defense contractor. She held the position of Senior Electrical Engineer for SAIC for about 9 months while working on projects and contracts for the U.S. Navy. On August 22, 2021, Ms. DeNunzio founded Sparx Technologies, LLC, an emerging fire protection technology company committed to developing innovative products to protect businesses and building owners against highly challenging fires. Ms. DeNunzio filed a provisional patent application on January 28, 2022 with Sparx Technologies, LLC to protect the company's commercial vision to employ software and electronics in fire sprinkler design.

Mr. Jeffrey DeNunzio, age 34, graduated Cum Laude from Roger Williams University in 2012, with a double major in Legal Studies and Psychology. Prior to his graduation, and to the present day, he has acted as a research specialist and consultant for numerous publicly traded companies as well as private developmental stage companies. His experience spans from small start up stage companies, to multi million dollar publicly listed companies. His business acumen and customized consultation strategies have spanned across various industries, including, but not limited to, hemp, crypto currency, real estate and healthcare. He has resurrected defunct corporate charters, originated Form 10 Shell Companies, written and filed S-1 Registration Statements, Form 1-A Registration Statements and also prepared the ongoing SEC filings necessary for companies to remain in good standing with the Securities and Exchange Commission. Mr. DeNunzio has vast experience in corporate structuring, reverse triangular mergers and spearheading the business operations and trading processes of various companies of both domestic and foreign origin.

From 2012 to Present, Mr. DeNunzio has served as President of V Financial Group, Inc. where he assists issuers with edgarization services and various related consulting services.

Jeffrey DeNunzio also served as the sole officer and director Better For You Wellness, Inc., formerly known as, Fast Track Solutions, Inc., from December 1, 2020 through July 30, 2021. Additionally, he served as sole officer and director of Japan Food Tech Holdings, Inc., formerly known as, Catapult Solutions, Inc., from February 26, 2021 through July 23, 2022.

Familial Relationships of Officers, Directors, and Significant Employees

Mr. Jeffrey DeNunzio and Ms. Cassandra DeNunzio are siblings (brother and sister).

Involvement in Certain Legal Proceedings

Our officer and directors have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

On August 29, 2022, in partial consideration for the exclusive license granted by Sparx Technologies, LLC to the Company, the Company paid Sparx Holdings, LLC, a limited liability company, controlled and solely owned by Ms. Cassandra DeNunzio, a non-refundable license fee upon execution of patent license agreement in the amount of One Hundred Million (100,000,000) shares of the Company’s common stock with a par value of $0.0001. There is no option or non-cash compensation plan at this time.

On March 15, 2024, we filed a Certificate of Designation amending our Articles of Incorporation and designating the rights and restrictions of 2 shares of our Series Z Super Voting Preferred Stock, par value $.0001 per share, pursuant to resolutions approved by our Board of Directors on March 15, 2024.

On March 15, 2024, the Board of Directors authorized the issuance of one share of Series Z Super Voting Preferred Stock to our CEO and Director, Ms. Cassandra DeNunzio, and one share of Series Z Super Voting Preferred Stock to our Director Jeffrey DeNunzio with an 80% voting designation.

The following table sets forth the executive compensation of the Company's executive officer(s) and director(s) for the last two fiscal years ended June 30, 2024 and June 30, 2023.

Name	Year	Salary	Bonus	Stock Award(s)	Option| Awards	All Other Compensation	Total
Cassandra DeNunzio, CEO, CFO and Director[1]	2023	None	None	$10,000	None	None	$10,000
Cassandra DeNunzio, CEO, CFO, and Director[2]	2024	None	None	$0.0001	None	None	$0.0001
Jeffrey DeNunzio, Director	2023	None	None	None	None	None	None
Jeffrey DeNunzio, Director[2]	2024	None	None	$0.0001	None	None	$0.0001

1) Cassandra DeNunzio is deemed to be the indirect beneficial owner of 100,000,000 common shares issued by us with a par value of $0.0001 on August 29, 2022, to Sparx Holdings, LLC.

2) On March 15, 2024, we issued one share of Series Z Super Voting Preferred stock to both Jeffrey DeNunzio and Cassandra DeNunzio. Each share has a par value of $0.0001, making its value (based on par value) $0.0001.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer or directors since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officer or director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Item 4. Security Ownership of Management and Certain Securityholders

As of October 28, 2024 we have 285,350,031 shares of common stock issued and outstanding and 2 shares of Series Z Super Voting Preferred Stock issued and outstanding.

The following table sets forth information as to common and preferred stock issued, outstanding, and beneficially owned as of October 28, 2024 by (i) each person known to us to be the beneficial owner of more than 5% of any voting class of our equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

If in the event an address is not included within the below table for a beneficial owner, it should be assumed that the address is that appearing on the cover page of this annual report. The below table does not include information regarding our Series A Convertible Preferred Stock, as such shares have no voting rights, until otherwise converted into shares of common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Stock)	Approximate Percentage of Class (Common)	Amount and Nature of Beneficial Ownership (Series Z Super Voting Preferred Stock) [5]	Approximate Percentage of Class (Series Z Super Voting Preferred Stock) [5]	Approximate Total Voting Percentage [5]

Officers and Directors
Jeffrey DeNunzio (1)	19,500	0.0068%	1	100%	40.0068%
Cassandra DeNunzio (2)	100,000	0.0350%	1	100%	40.0350%
5% or Greater Shareholders (of any class)
NVC Holdings, LLC (3)	150,000,000	52.57%	-	-	10.51%
Sparx Holdings, LLC (4)	100,000,000	35.04%	-	-	7.00%
Total Voting Percentage (5% or greater shareholders and Officers/ Directors as a group)	250,119,500	87.65%	-	-	97.55%
_________________________________________

(1) Jeffrey DeNunzio serves as our Director. Jeffrey DeNunzio directly owns 19,500 shares of our Common Stock. These shares were acquired in open market transactions.

(2) Ms. Cassandra DeNunzio serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. Ms. DeNunzio directly owns 100,000 shares of our Common Stock. These shares were acquired in open market transactions.

(3) NVC Holdings, LLC, a Wyoming Limited Liability Company is the direct and beneficial owner of 150,000,000 shares of our Common Stock. Mr. Jeffrey DeNunzio and Sparx Holdings, LLC are its members. Together they share equal membership interest in NVC Holdings, LLC. Cassandra DeNunzio is deemed to be an indirect beneficial owner of our common stock since she is the sole member of Sparx Holdings, LLC.

(4) Sparx Holdings, LLC, a Wyoming Limited Liability Company is the direct and beneficial owner of 100,000,000 shares of our Common Stock. Cassandra DeNunzio is deemed to be an indirect beneficial owner of our common stock since she is the sole member of Sparx Holdings, LLC.

(5) The Series Z Super Voting Preferred Stock shall have full voting rights and powers on all matters subject to a vote by the shareholders of the Company’s Common Stock and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Company, and shall be entitled to vote with respect to any question upon which shareholders of Common Stock or shareholders of any other class or series of voting capital stock having the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the shareholders of Common Stock or holders of any other class or series of voting capital stock having the right to vote, as one class.

For so long as at least one share of Series Z Super Voting Preferred Stock is issued and outstanding, the Holders of Series Z Super Voting Preferred Stock shall vote together as a single class with the shareholders of any other class or series of shares entitled to vote with the Common Stock, with the Holders of Series Z Super Voting Preferred Stock being entitled to eighty percent (80%) of the total votes on all such matters regardless of the actual number of Series Z Super Voting Preferred Stock then outstanding, and the shareholders of voting capital stock and any other shares entitled to vote being entitled to their proportional share of the remaining 20% of the total votes based on the their respective voting power.

The Holders of Series Z Super Voting Preferred Stock shall have no liquidation rights and will not entitled to any dividends. Series Z Super Voting Preferred Stock is not convertible into any other shares of the Company.

Item 6. Other Information

On September 20, 2024, we sold 14,000 shares of our Series A Convertible Preferred Stock, “Series A shares,” to approximately 16 investors, generating total gross proceeds of $14,000. These sales were made pursuant to the Company’s Regulation CF offering conducted via the funding portal, Netcapital Funding Portal, Inc., a Delaware Corporation. The associated third-party fees from the aforementioned sales were approximately $686.

Additionally, on September 20, 2024, the company issued 140 shares of our Series A Convertible Preferred Stock to Netcapital Funding Portal, Inc., a Delaware Corporation, in exchange for their services related to the Company's above mentioned crowdfunding offering.

Please note that all holders of the Company’s Series A Convertible Preferred Stock are recorded under the name Cust Corp., a Delaware Corporation, referred to as “the Record Owner.”

The transfer agent for our Series A Convertible Preferred Stock is Equity Stock Transfer, LLC.

Our Series A shares have no voting rights. Series A shares will automatically convert into an equivalent dollar amount of the Company’s common shares 366 days after the end of close of Regulation Crowdfunding offering(s) conducted via Netcaptial Funding Portal, Inc. The Company may have multiple closings. Series A shares have a stated value of $1.

Item 7. Financial Statements

Sparx Holdings Group, Inc.

Audited Financial Statements and Notes

For the Fiscal Year Ended June 30, 2024 and June 30, 2023

Report of Independent Registered Public Accounting Firm	F1

Balance Sheet as of June 30, 2024, and Restated Balance Sheet as of June 30, 2023 (Audited)	F2

Statement of Operations for the Years Ended June 30, 2024, and June 30, 2023 (Audited)	F3

Statement of Changes in Stockholders’ Deficit for the Years Ended June 30, 2024, and June 30, 2023 (Audited)	F4

Statement of Cash Flows for the Years Ended June 30, 2024, and June 30, 2023 (Audited)	F5

Notes to the Audited Financial Statements	F6-F12

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Sparx Holdings Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sparx Holdings Group, Inc., as of June 30, 2024 and 2023 (restated) and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the years then ended. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023 (restated) and the results of its operations and its cash flows for the years then ended.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2024.

PCAOB ID 6104

Vancouver, Washington

October 25, 2024

-F1-

Sparx Holdings Group, Inc.

Balance Sheets

(Audited)

	June 30, 2024	June 30, 2023 (Restated)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$74,552	$100,219
Stock subscription receivable	-	25,000
Prepaid expenses	1,062	-
TOTAL CURRENT ASSETS	75,614	125,219
ROU Lease asset	19,548	-
TOTAL ASSETS	95,162	125,219

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
ROU lease liability	$3,288	$-
Accrued Expenses and other payables	2,277	$600
TOTAL CURRENT LIABILITIES	5,565	600
ROU Lease liability	16,260	-

TOTAL LIABILITIES	$21,825	$600

Stockholders’ Equity (Deficit)
Preferred stock ($.0001 par value, 5,000,000 shares authorized; 500,000 shares designated as Series A Convertible Preferred Stock (“Series A”); 0 Series A issued and outstanding as of June 30, 2024 and June 30, 2023; 2 preferred shares designated as Series Z Super Voting Preferred Stock (“Series Z”) 2 and 0 shares of Series Z issued and outstanding as of June 30, 2024, and June 30, 2023, respectively)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized, 285,350,031 and 283,825,031 issued and outstanding as of June 30, 2024 and June 30, 2023, respectively)	28,535	28,383
Additional paid-in capital	212,498	129,374
Stock subscription	-	25,000
Accumulated deficit	(167,697)	(58,138)
Total Stockholders’ Equity (Deficit)	73,336	124,619

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$95,162	$125,219

The accompanying notes are an integral part of these audited financial statements.

-F2-

Sparx Holdings Group, Inc.

Statements of Operations

(Audited)

	Year Ended June 30, 2024	Year Ended June 30, 2023

Operating expenses

Research & Development	$14,777	$842
Marketing	19,334	-
General & Administrative	75,448	46,843
Total operating expenses	109,559	47,685

Net loss	$(119,559)	$(47,685)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	285,287,908	257,152,507

The accompanying notes are an integral part of these audited financial statements.

-F3-

Sparx Holdings Group, Inc.

Statement of Changes in Stockholders’ Deficit

For the Years Ended June 30, 2024 and June 30, 2023

(Audited)

	Common Shares	Par Value Common Shares	Preferred Shares	Par Value Preferred Shares	Additional Paid-in Capital	Stock Subscription	Accumulated Deficit	Total

Balances, June 30, 2022	178,750,031	$17,875	-	$-	$(7,422)	$-	$(10,453)	$-
Common shares sold	5,000,000	500	-	-	99,500	-	-	100,000
Common shares issued as compensation	100,075,000	10,008	-	-	5,993	-	-	16,000
Stock subscription	-	-	-	-	-	25,000	-	25,000
Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	28,803	-	-	28,803
Contributions to capital	-	-	-	-	2,501	-	-	2,501
Net loss	-	-	-	-	-	-	(47,685)	(47,685)
Balances, June 30, 2023 (Restated)	283,825,031	$28,383	-	$-	$129,375	$25,000	$(58,138)	$124,619
Common shares sold	1,525,000	153	-	-	30,347	(25,000)	-	5,500
Preferred Series Z shares issued as compensation	-	-	2	-	-	-	-	-
Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	52,777	-	-	52,777
Net loss	-	-	-	-	-	-	(109,559)	(109,559)
Balances, June 30, 2024	285,350,031	$28,535	2	$-	$212,498	$-	$(167,697)	$73,336

The accompanying notes are an integral part of these audited financial statements.

-F4-

Sparx Holdings Group, Inc.

Statements of Cash Flows

(Audited)

	Year Ended June 30, 2024	Year Ended June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(109,559)	$(47,685)
Adjustment to reconcile net loss to net cash used in operating activities:
Share-based compensation	-	16,000
Changes in current assets and liabilities:
Prepaid expense	(1,062)	-
Accrued expenses and other payables	1,677	600
Net cash used in operating activities	(108,943)	(31,085)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash from the sale of common shares	$30,500	$100,000
Expenses contributed to capital	52,777	28,803
Cash contributions to the Company from related party	-	2,501
Net cash provided by financing activities	83,277	131,304
Net change in cash	$(25,667)	$100,219
Beginning cash balance	100,219	-
Ending cash balance	$74,552	$100,219

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these audited financial statements.

-F5-

Sparx Holdings Group, Inc.
Notes to the Audited Financial Statements

SPARX HOLDINGS GROUP, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

Note 1 - Organization and Description of Business

Sparx Holdings Group, Inc. (“the Company”), formerly Prime Time Holdings, was incorporated on June 30, 2021 in the State of Nevada.

On May 18, 2022, Ms. Cassandra DeNunzio was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. Following the appointment of Ms. Cassandra DeNunzio, the Company began to seek business opportunities in the area of fire suppression technologies.

The Company has no employees at this time and relies upon the services of our sole officer Cassandra DeNunzio, who is also a director, and Jeffrey DeNunzio, another director. Jeffrey DeNunzio is the brother of Cassandra DeNunzio.

The Company has a fiscal year end of June 30th .

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements..

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at June 30, 2024 and June 30, 2023 were $74,552 and $100,219 respectively.

Leases

Lease right of use (“ROU”) assets and liabilities are recognized at commencement date of the lease, based on the present value of lease payments over the lease term. We determine if a contract is a lease at the inception of the arrangement. We review all options to extend, terminate, or purchase the ROU assets, and when reasonably certain to exercise, we include the option in the determination of the lease term and lease liability. The lease ROU asset also includes any lease payments made and excludes any lease incentives. When readily determinable, we use the implicit rate in determining the present value of lease payments. When leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the lease commencement date, including the lease term. We recognize ROU assets and liabilities for all leases with a lease term of 12 months or longer.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at June 30, 2024 and June 30, 2023.

-F6-

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 30, 2024 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2024. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

-F7-

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of June 30, 2024.

The Company’s stock-based compensation expense for the years ended June 30, 2024 and 2023 was $0 and $16,000 respectively.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of June 30, 2024, the Company has incurred a net loss of approximately $167,697 which resulted in a net operating loss for income tax purposes. The loss results in a deferred tax asset of approximately $35,216 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance. Given our inception on June 30, 2021, and our fiscal year end of June 30, 2024, we have completed three taxable fiscal years.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $167,697 which begins expiring in 2036. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

-F8-

Significant components of the Company’s deferred tax assets are as follows:

	June 30,

	2024	2023
Deferred tax asset, generated from net operating loss	$35,216	$12,209
Valuation allowance	(35,216)	(12,209)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate 21.0%	21.0%
Increase in valuation allowance (21.0%)	(21.0%)
Effective income tax rate 0.0%	0.0%

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of June 30, 2024 except for the following:

On August 29, 2022, we entered into and consummated a Patent License Agreement (“Agreement”) with Sparx Technologies, LLC, a limited liability company (“Licensor”). Licensor is solely owned and controlled by Ms. Cassandra DeNunzio, our CEO and Director. Ms. DeNunzio is the sole and first named inventor under a provisional patent application with a Serial No. 63/304,302 filed with the United States Patent Office (“USPTO”) on January 28, 2022, relating to the fire protection industry and particularly a commercially available battery-operated wireless electronic fire sprinkler network.

As a result of the Agreement, we adopted the existing operations and business plan of Sparx Technologies, LLC pursuant to the terms and conditions of the patent licensing agreement and ceased to be a shell company.

In partial consideration for the exclusive license granted by Licensor to the Company, the Company paid Sparx Holdings, LLC, a limited liability company, controlled and solely owned by Ms. DeNunzio, a non-refundable license fee upon execution of the Agreement in the amount of One Hundred Million shares (100,000,000) of the Company’s common stock (the “Initial License Fee”). The Initial License Fee is consideration for the grant and continuation of the license pursuant to a five-year term. Licensor shall have no obligation or liability to return any portion of the Initial License Fee. The Company shall pay Licensor a royalty of fifty percent (50%) of Licensee’s Net Sales of all Licensed Products developed and sold by the Company. Ownership of the licensed technology prior to, during the course or as a result of the Agreement, will be the sole and exclusive property of Licensor.

The consummation of the Agreement is deemed to be a related party transaction given Cassandra DeNunzio serves as our sole officer, and as a member of our Board of Directors. She is also the sole member and controller of Sparx Technologies, LLC.

-F9-

Note 6 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $0.0001; 500,000 preferred shares designated as Series A Convertible Preferred Stock (“Series A”) and 2 preferred shares designated as Series Z Super Voting Preferred Stock (“Series Z”).

As of June 30, 2024 and there were no Series A shares outstanding for both periods and 2 and 0 Series Z shares outstanding, respectively.

On March 15, 2024, the Board of Directors authorized the issuance of one share of Series Z Super Voting Preferred Stock to our CEO and Director, Ms. Cassandra DeNunzio, and one share of Series Z Super Voting Preferred Stock to our Director Jeffrey DeNunzio with an 80% voting designation.

On March 15, 2024, we filed a Certificate of Designation amending our Articles of Incorporation and designating the rights and restrictions of 2 shares of our Series Z Super Voting Preferred Stock, par value $.0001 per share, pursuant to resolutions approved by our Board of Directors on March 15, 2024. In addition, on March 15, 2024, we filed a Certificate of Designation amending our Articles of Incorporation and designating the rights and restrictions of 500,000 shares of our Series A Convertible Preferred Stock, par value $.0001 per share, pursuant to resolutions approved by our Board of Directors on March 15, 2024.

The Series A shares have no voting rights. Series A shares will automatically convert into an equivalent dollar amount of the Company’s common shares 366 days after the end of close of Regulation Crowdfunding offering(s). The Company may have multiple closings. Series A shares have a stated value of $1.

The Series Z Super Voting Preferred Stock shall have full voting rights and powers on all matters subject to a vote by the shareholders of the Company’s Common Stock and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Company, and shall be entitled to vote with respect to any question upon which shareholders of Common Stock or shareholders of any other class or series of voting capital stock having the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the shareholders of Common Stock or holders of any other class or series of voting capital stock having the right to vote, as one class.

For so long as at least one share of Series Z Super Voting Preferred Stock is issued and outstanding, the Holders of Series Z Super Voting Preferred Stock shall vote together as a single class with the shareholders of any other class or series of shares entitled to vote with the Common Stock, with the Holders of Series Z Super Voting Preferred Stock being entitled to eighty percent (80%) of the total votes on all such matters regardless of the actual number of Series Z Super Voting Preferred Stock then outstanding, and the shareholders of voting capital stock and any other shares entitled to vote being entitled to their proportional share of the remaining 20% of the total votes based on the their respective voting power.

The Holders of Series Z Super Voting Preferred Stock shall have no liquidation rights and will not entitled to any dividends. Series Z Super Voting Preferred Stock is not convertible into any other shares of the Company.

Common Stock

The authorized preferred stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 285,350,031 and 283,825,031 shares of common stock issued and outstanding as of June 30, 2024 and June 30, 2023, respectively.

During the year ended June 30, 2024, 1,525,000 shares of common stock were sold to 7 shareholders at $.02 per share for proceeds totaling $30,500.

-F10-

During the year ended June 30, 2023, the Company sold 5,000,000 shares of our Common Stock to a non-related party at $.02 per share for total proceeds of $100,000.

During the year ended June 30, 2023, the Company issued 75,000 shares of our Common Stock to a non-related party in exchange for services related to the Company.

During the year ended June 30, 2023, 100,000,000 shares of Common Stock of the Issuer were issued to Sparx Holdings, LLC. The issuance was partial consideration pursuant to a "Patent License Agreement" that the Issuer entered into with Sparx Technologies, LLC. Ms. Cassandra DeNunzio is the sole member and manager of Sparx Technologies, LLC and Sparx Holdings, LLC (see Note 5).

Stock subscription

On June 27, 2023, a non-related party signed a share purchase agreement for 1,250,000 shares of common stock for proceeds totaling $25,000. The Company was paid for this subscription the following fiscal year, on July 10, 2023.

Additional Paid-In Capital

During the period ended June 30, 2024, the Company’s director, Jeffrey DeNunzio, paid expenses on behalf of the Company totaling approximately $11,797.

During the period ended June 30, 2024, Thomas DeNunzio, a shareholder of the Company and the father of the Company’s CEO and directors, paid approximately $40,980 in expenses on behalf of the Company.

The Company’s director, Jeffrey DeNunzio, paid expenses on behalf of the company totaling $28,803 during the year ended June 30, 2023.

These payments were made with no expectation of repayment and are posted as additional paid-in capital.

The Company’s CEO, Cassandra DeNunzio, contributed cash totaling $2,501 to the Company during the year ended June 30, 2023. These contributions were made with no expectation of repayment and are posted as additional paid-in capital.

Note 7 - Related-Party Transactions

Office Space

We utilize the home office space and equipment of our management at no cost.

Lease

On December 29, 2023, the Company entered into a lease agreement with Lisa DeNunzio, a related party and the mother of our CEO and directors. The lease has a term of five years, starting on January 1, 2024, with a monthly rent of $500, totaling $30,000 over the lease period. The leased space may be used by the Company for operations and storage (see Note 8).

Preferred Series Z shares

On March 15, 2024, we issued one share of our Series Z Super Voting Preferred Stock to Ms. Cassandra DeNunzio and one share of our Series Z Super Voting Preferred Stock to Mr. Jeffrey DeNunzio as compensation for services rendered to the Company (see Note 6 - Preferred Shares).

Research and Development

During the year ended June 30, 2024, we paid $10,000 to our CEO and director, Cassandra DeNunzio, in exchange for services she provided to the Company related to research and development.

-F11-

Note 8 - Lease Assets and Liabilities

On December 29, 2023, the Company entered into a lease agreement with Lisa DeNunzio, a related party and the mother of our CEO and directors. This lease is for a term of five years, beginning January 1, 2024. The monthly rent is $500, totaling $30,000 over the lease duration. The leased space may be used for the Company’s operations and storage. Additionally, the Company estimated the present value of the lease payments using an estimated incremental borrowing rate of 15%.

The table below presents the financial information associated with our leases. As noted above, we adopted Topic 842 using a transition method that does not require application to periods prior to adoption:

	Balance Sheet Classification	June 30, 2024	June 30, 2023

Right-of-use assets	Lease asset long	$19,548	$-
Current lease liabilities	Short-term lease liability	3,288	-
Non-current lease liabilities	Lease liability long term	16,260	-

Maturities of lease liabilities as of June 30, 2024 are as follows:

2024	3,000
2025	6,000
2026	6,000
2027	6,000
2028	6,000
Total	27,000
Add (Less): Imputed interest	(7,452)
Present value of lease liabilities	19,548

Note 9 - Restatement

On June 27, 2023, a non-related party signed a share purchase agreement for 1,250,000 shares of common stock for proceeds totaling $25,000. The Company was paid for this subscription the following fiscal year, on July 10, 2023.

The June 30, 2023 Balance Sheet and Statement of Equity were restated to account for the foregoing stock subscription in the fiscal year ended June 30, 2023.

Note 10 - Subsequent Events

Management has reviewed the financial transactions for the Company subsequent to the period ended June 30, 2024 and has found that there was nothing material to disclose except the following:

The Company was paid for the $25,000 stock subscription on July 10, 2023 (see Note 6 Stock subscription).

On September 20, 2024, Sparx Holdings Group, Inc. sold 14,000 shares of its Series A Convertible Preferred Stock, “Series A shares” to approximately 16 investors, generating total gross proceeds of $14,000. These sales were made pursuant to the Company’s Regulation CF offering conducted via the funding portal, Netcapital Funding Portal, Inc., a Delaware Corporation. The associated third-party fees from the aforementioned sales were approximately $686.

Additionally, on September 20, 2024, the company issued 140 shares of its Series A Convertible Preferred Stock to Netcapital Funding Portal, Inc., a Delaware Corporation, in exchange for their services related to the Company's above mentioned crowdfunding offering.

Please note that all holders of the Company’s Series A Convertible Preferred Stock are recorded under the name Cust Corp., a Delaware Corporation., referred to as “the Record Owner.”

The transfer agent for our Series A Convertible Preferred Stock is Equity Stock Transfer, LLC.

Our Series A shares have no voting rights. Series A shares will automatically convert into an equivalent dollar amount of the Company’s common shares 366 days after the end of close of Regulation Crowdfunding offering(s) conducted via Netcaptial Funding Portal, Inc. The Company may have multiple closings. Series A shares have a stated value of $1.

-F12-

Item 8. Exhibits

The following exhibits are filed as part of this Annual Report. Each exhibit listed below is incorporated by reference to the corresponding SEC filing, which is documented immediately after the table.

Exhibit No.	Description

1A-2 (i)	Articles of Incorporation (1)
1A-2 (ii)	Certificate of Amendment (2)
1A-2 (iii)	Amended and Restated By-laws (3)
1A-3A (i)	Certificate of Designation of Series Z Super Voting Preferred Stock (4)
1A-3A (ii)	Certificate of Designation of Series A Convertible Preferred Stock (5)

____________________

(1)	Filed as EX-3.2 to Form 10-12G with the Securities and Exchange Commission on July 26, 2021
(2)	Filed as EX-31 to Form 8-K filed with the Securities and Exchange Commission on July 22, 2022.
(3)	Filed as EX1A-2B to our Offering Statement (1-A) filed with the Securities and Exchange Commission on March 31, 2023.
(4)	Filed as EX1U-2A (i) to Form 1-U filed with the Securities and Exchange Commission on March 18, 2024
(5)	Filed as EX1U-2A (ii) to Form 1-U filed with the Securities and Exchange Commission on March 18, 2024

 Signatures

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100-503), the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned, on November 1, 2024.

Sparx Holdings Group, Inc.

By:	/s/ Cassandra DeNunzio
Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer)